2,000,000 American Depositary Shares

representing 50,000,000 Shares, par value $0.0001 per Share

DAQO NEW ENERGY CORP.

UNDERWRITING AGREEMENT

May [●], 2014

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
United States of America

As Representative of the several Underwriters named in Schedule A hereto

Ladies and Gentleman:

Daqo New Energy Corp., an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 2,000,000 American depositary shares (the “Firm ADSs”), each representing 25 of the Company’s ordinary shares, par value $0.0001 per share (the “Shares”). The respective amounts of the Firm ADSs to be so purchased by the several Underwriters are set forth opposite their names in Schedule A hereto. In addition, the Company proposes to sell at the Underwriter’s option an aggregate of up to 300,000 additional ADSs (the “Option ADSs”) as set forth below.

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm ADSs set forth opposite their respective names in Schedule A, plus their pro rata portion of the Option ADSs if you elect to exercise the over -allotment option in whole or in part for the accounts of the several Underwriters. The Firm ADSs and the Option ADSs (to the extent the aforementioned option is exercised) are herein collectively called the “Offered ADSs.” The Shares represented by the Firm ADSs are hereinafter called the “Firm Shares,” the Shares represented by the Option ADSs are hereinafter called the “Option Shares” and the Firm Shares and Option Shares are hereinafter collectively called the “Offered Shares.” Unless the context otherwise requires, each reference to the Firm ADSs, the Option ADSs or the Offered ADSs herein also includes the Shares represented by such ADSs.

The ADSs purchased by the Underwriters will be issued pursuant to the Deposit Agreement dated as of October 6, 2010, as amended on December 11, 2012 (the “Deposit Agreement”), entered into among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and all holders and owners from time to time of the ADSs.

In consideration of the mutual agreements contained herein and the interest of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

Section 1.          Representations and Warranties of the Company.

(a)          The Company represents and warrants to, and agrees with, each of the several Underwriters that:

(i)          The Company has filed with the Commission a registration statement, on Form F-3 (File No. 333-195239) under the Act covering the registration of the Offered ADSs to be sold from time to time, including a related prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information, all 430B Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered ADSs. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information, all 430B Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered ADSs all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. No order preventing or suspending the use of any Statutory Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

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For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430B Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430B(e) or retroactively deemed to be a part of such registration statement pursuant to Rule 430B(f).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means [7:00] pm (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered ADSs and otherwise satisfies Section 10 of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered ADSs in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information or 430B Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A or Rule 430B.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information, 430B Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information and 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)         (A) (x) At their respective Effective Times, (y) on the date of this Agreement and (z) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

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(iii)        A registration statement on Form F-6 (File No. 333-164310) in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form then on file with the Commission has been declared effective by the Commission in such form and is not proposed to be amended; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)        (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any Subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered ADSs, all as described in Rule 405.

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(v)         As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus dated May 12, 2014 (the “Preliminary Prospectus,” which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus specified in Schedule C to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(vi)        Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representative and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)       The Company has been duly incorporated and is a validly existing exempted company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business in the manner as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

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(viii)      Each of the subsidiaries (collectively, the “Subsidiaries”, and each a “Subsidiary”) of the Company, as listed in Annex A hereto, has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each of the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company or the Subsidiaries taken as a whole (the occurrence of any such effect being referred to as a “Material Adverse Effect”); all of the issued and outstanding share capital or equity interests, as the case may be, of each of the Subsidiaries has been duly authorized and validly issued and is fully paid, or has been granted extensions of the deadlines of such payments, as the case may be, and nonassessable; the share capital or equity interests, as the case may be, of each Subsidiary owned by the Company, to the extent shown in Annex A hereto, directly or through Subsidiaries, is owned free from liens, encumbrances and defects; and none of the outstanding share capital of or equity interest in any Subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such Subsidiary. The memorandum and articles of association or other constitutive or organizational documents of each of the Company and the Subsidiaries comply with the requirement of applicable law in its respective jurisdiction of incorporation and are in full force and effect. As of the date of this Agreement, except for the Subsidiaries, the Company does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other person.

(ix)         The Offered ADSs and the underlying Offered Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all applicable securities laws. Upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Offered Shares represented by the Offered ADSs, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the memorandum and articles of association of the Company; except as disclosed in the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of the Offered Shares or the Offered ADSs under the laws of the Cayman Islands, the People’s Republic of China (“PRC”) or the United States, as the case may be. The Offered Shares represented by the Offered ADSs may be freely deposited by the Company with the Depositary or its nominee against issuance of the Offered ADSs as contemplated by the Deposit Agreement. There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares or any other class of share capital of the Company except as set forth in the General Disclosure Package and the Final Prospectus under the captions “Management—Share Incentive Plan,” “Description of Share Capital—History of Securities Issuances” and “Related Party Transactions.”

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(x)          The Offered Shares represented by the Offered ADSs and all other outstanding shares of share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of share capital of the Company are, and, when the Offered ADSs have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered ADSs, including the Offered Shares represented thereby, will have been, validly issued, fully paid and nonassessable, and conform to the information in the General Disclosure Package and to the description of such Offered ADSs and the Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Shares; none of the outstanding shares of share capital of the Company have been issued in violation of any preemptive or similar rights of any security holder; neither the filing of the Registration Statement or the ADS Registration Statement, nor the offering or sale of the Offered ADSs and the Offered Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares. The form of certificates for the Shares conforms to the corporate law of the Cayman Islands and to any requirements of the memorandum and articles of association or other constitutive or organizational documents of the Company.

(xi)         The Deposit Agreement has been duly authorized and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights; upon due issuance by the Depositary of the Offered ADSs against the deposit of the Offered Shares in respect thereof in accordance with the Deposit Agreement, such ADSs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the General Disclosure Package as of the Applicable Time and the Final Prospectus.

(xii)        There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

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(xiii)       Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 4 hereof.

(xiv)      The Offered ADSs have been approved for listing on The New York Stock Exchange, Inc. (the “NYSE”), subject to notice of issuance.

(xv)       No consent, approval, authorization, or order of, clearance by, or filing or registration with, any person (including any governmental agency or body or any court or any stock exchange) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Deposit Agreement in connection with the issuance and sale of the Offered ADSs by the Company, including the deposit of any Offered Shares represented by the Offered ADSs with the Depositary and the issuance of the ADSs and the listing of the ADSs on the NYSE, except such as have been obtained or made and are in full force and effect and such as may be required under applicable state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xvi)      Each of the Company and the Subsidiaries has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from and clear of all liens, charges, encumbrances, defects, claims, options or restrictions that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and each of the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

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(xvii)     The execution, delivery and performance of this Agreement and the Deposit Agreement, the consummation of the transactions contemplated herein, the fulfillment of the terms thereof and hereof, and the issuance and sale of the Offered ADSs, including the deposit of any Offered Shares represented by the ADSs with the Depositary and the issuance of the ADSs and the listing of the ADSs on the NYSE, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, the charter or by-laws of the Company or any of the Subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties of the Company or any of the Subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xviii)    Neither the Company nor any of the Subsidiaries is (or with the giving of notice or lapse of time would be in default) (A) in violation of its respective charter, by-laws or other organizational documents or (B) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company, any of the Subsidiaries of any court, stock exchange or any government, regulatory body, administrative agency or other governmental body having jurisdiction, or (C) in default under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix)       This Agreement has been duly authorized, executed and delivered by the Company.

(xx)        The Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (the “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect. All of the Licenses possessed by the Company and the Subsidiaries are valid and in full force and effect, and none of the Licenses contains any materially burdensome restriction or condition.

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(xxi)       No labor dispute with the employees of the Company or any of the Subsidiaries that could have a Material Adverse Effect exists or, to the knowledge of the Company, is imminent.

(xxii)      The Company and its Subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; there is no pending or, to the best knowledge of the Company after due inquiry, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no pending or, to the best knowledge of the Company after due inquiry, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company, its Subsidiaries or the Variable Interest Entity in violation of any contractual obligation binding on the Company or any of its Subsidiaries in violation of the rights of any persons, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

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(xxiii)     Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxiv)    Except as disclosed in the General Disclosure Package and the Final Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Offered Shares, (B) the deposit by the Company of the Offered Shares with the Depositary, the issuance of the Offered ADSs and the delivery of the Offered ADSs to or for the account of the Underwriters, (C) the purchase from the Company and the sale and delivery of the Offered ADSs by the Underwriters to the initial purchasers as part of the Underwriters’ distribution of the Offered ADSs as contemplated hereunder; or (D) the execution and delivery of this Agreement or the Deposit Agreement.

(xxv)     Each of the Company and the Subsidiaries has filed on a timely basis all required tax returns, reports and filings or have been granted extensions thereof. Such returns, reports or filings are correct and on a proper basis in all material respects and are not the subject of any disputes with revenue or other authorities other than these disputes which if determined adversely to the Company or the Subsidiaries, would not have a Material Adverse Effect. The Company and each of the Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them and have no knowledge of any tax deficiency which might be assessed against any of them, except as would not have a Material Adverse Effect.

(xxvi)    The statements in the General Disclosure Package and the Final Prospectus under the headings “Description of Share Capital” and “Description of American Depositary Shares” insofar as they purport to constitute a summary of the terms of the Shares and the ADSs, respectively, and under the headings “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulation”, “Taxation” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such matters described therein in all material respects.

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(xxvii)   The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the General Disclosure Package accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s senior management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package accurately and fully describes all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur. Neither the Company nor any of the Subsidiaries is engaged in any transaction with, or has any obligation to, its unconsolidated entities (if any) that is contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of the Subsidiaries, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligation under, any off-balance sheet transaction or arrangement. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.” Except as disclosed in the General Disclosure Package, there are no outstanding guarantees or other contingent obligations of the Company or the Subsidiaries that could reasonably be expected to have a Material Adverse Effect. All governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment claimed or obtained by the Company or the Subsidiaries are valid, binding and enforceable, subject to the risks and uncertainties disclosed in the General Disclosure Package.

(xxviii)    Neither the Company nor any of its affiliates has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs.

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(xxix)      Any third-party statistical, industry-related and market-related data included in a Registration Statement, or the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required.

(xxx)        The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, if applicable, and as is customary for companies engaged in similar businesses.

(xxxi)      Neither the Company nor any of its Subsidiaries or any directors or officers, nor, to the Company’s best knowledge after due inquiry, any employee, or any agent or representative of the Company or of any of its Subsidiaries, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxii)     The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company after due inquiry, threatened.

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(xxxiii)    Neither the Company nor any of its directors, officers, Subsidiaries or, to the best knowledge of the Company after due inquiry, its Subsidiaries, any employee, agent, or representative of the Company or its Subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, ii) to fund or facilitate any activities of or business in any Sanctioned Country or iii) in any other manner that will result in a violation by any person (including any person participating in the transactions hereunder, whether as Underwriter, advisor, investor or otherwise) of Sanctions; furthermore, the Company and its Subsidiaries have not for the past five years knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or within any Sanctioned Country.

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(xxxiv)     Except as set forth in the General Disclosure Package and the Final Prospectus, (i) to the extent applicable, the Company, the Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules; (ii) the Company has adopted, or upon consummation of the offering of the Offered ADSs will adopt, corporate governance guidelines; (iii) the Company maintains a system of internal controls, including but not limited to “disclosure controls and procedures” and “internal control over accounting matters and financial reporting,” each as defined in Rules 13a-15 and 15d-15 under the Exchange Act, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”). The disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Internal Controls are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States (“US GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of assets of such entity. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the date of the most recent evaluation of the Internal Controls, there have been no significant changes in the Internal Controls or in other factors that could significantly affect the Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Internal Controls are, or upon consummation of the offering of the Offered ADSs will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package and the Final Prospectus, (A) there has not been any significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect, and (B) within the next 135 days, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board an Internal Control Event, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Initial Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of Sarbanes-Oxley.

(xxxv)      The Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

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(xxxvi)     There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered ADSs; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(xxxvii)    The consolidated financial statements (including the notes thereto) included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries and Daqo New Material Co., Ltd. (the “Former Variable Interest Entity”) as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis. The other financial and statistical data relating to the Company set forth in the General Disclosure Package and each Registration Statement are accurately presented and prepared based on the books and records of the Company. There is no financial statement or schedule (historical or pro forma) that is required to be included in the General Disclosure Package or any Registration Statement that is not included as required, and the Company, the Subsidiaries and the Former Variable Interest Entity do not have any material liability or obligation, direct or contingent (including any off-balance sheet obligation), not disclosed in the General Disclosure Package and each Registration Statement.

(xxxviii)    Deloitte Touche Tohmatsu CPA Ltd., who has audited and reviewed the financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered independent public accounting firm as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

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(xxxix)     Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital and (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Subsidiaries.

(xl)         The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xli)        Based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year or any subsequent taxable year. The Company has no plan or intention to take any action that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(xlii)      Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company to the holder thereof in U.S. dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and are otherwise free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any governmental agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xliii)     The application of the net proceeds from the offering of the Offered ADSs, as described in the General Disclosure Package and the Final Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of the Subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Subsidiaries or any Governmental Authorization applicable to any of the Company or any of the Subsidiaries.

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(xliv)      Except as disclosed in the General Disclosure Package and the Final Prospectus, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital or equity interest, as the case may be, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company. All dividends declared by a Subsidiary in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in United States dollars, subject to the successful completion of PRC formalities required for such remittance, and except as disclosed in the General Disclosure Package and the Final Prospectus, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC.

(xlv)        The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Offered ADSs other than any preliminary prospectus dated May 12, 2014, any Issuer Free Writing Prospectus, the Final Prospectus and other materials, if any, permitted under the Act and consistent with Section 5 below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(xlvi)      There are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(xlvii)     The Company is a “foreign private issuer” within the meaning of Rule 405 of under the Act.

(xlviii)    Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

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(xlix)      No holder of any of the Shares or the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or Offered ADSs; and except as set forth in the General Disclosure Package and the Final Prospectus, there are no limitations on the rights of holders of the Shares or the Offered ADSs to hold, vote or transfer their securities.

(l)          Under the laws of the Cayman Islands, each holder of Offered ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.

(li)         The Registration Statement, all Preliminary Prospectuses, the Final Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement, and the filing of the Registration Statement, all Preliminary Prospectuses, the Final Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(lii)        The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”). The Company has the power to submit, and, pursuant to Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court. The Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated and appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 of this Agreement and Section 19 of the Deposit Agreement.

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(liii)      Neither the Company nor any of the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement and Section 19 of the Depositary Agreement.

(liv)        Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement, or an arbitral award rendered against the Company based on the Deposit Agreement, as the case may be, would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation.

(lv)         The entering into and the consummation of the transactions contemplated in the relevant documents described in the General Disclosure Package and the Final Prospectus under “Corporate History and Structure” constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms; all necessary steps for transactions contemplated in such documents have been taken and all consents required from the respective parties have been obtained and are in full force and effect; and, to the extent applicable, all necessary governmental approvals, consents, registrations and filings and all steps required for the transactions contemplated therein have been obtained, made and taken and are in full force and effect.

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(lvi)        The Company and each of the Company’s directors who signed the Initial Registration Statement is aware of and has been advised as to, the contents of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and effective as of September 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.

(lvii)      The issuance and sale of the Offered ADSs (including the Offered Shares underlying the Offered ADSs), the listing and trading of the Offered ADSs on the NYSE or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each Closing Date, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules.

(lviii)     Each of the Company and its Subsidiaries that was incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of the Company’s and such Subsidiary’s shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under the applicable PRC Overseas Investment and Listing Regulations.

(lix)        Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each Preliminary Prospectus, the General Disclosure Package, the Final Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith at the time when such statement was made.

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In addition, any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

Section 2.          Purchase, Sale and Delivery of Offered ADSs.

On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per ADS, the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm ADSs to, or as instructed by, the Representative through the facilities of The Depositary Trust Company (“DTC”) for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price in U.S. dollars (same day) funds by wire transfer to an account at a bank acceptable to the Representative at 10:00 A.M., New York time, on May [●], 2014, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered ADSs sold pursuant to the offering. The Firm ADSs so to be delivered or evidence of their issuance will be made available for checking at the Hong Kong office of Davis Polk & Wardwell or such other place designated by the Representative at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Option ADSs at the purchase price per ADS to be paid for the Firm ADSs. The Company agrees to sell to the Underwriters the respective numbers of Option ADSs specified in such notice. Such Option ADSs shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter’s name bears to the total number of Firm ADSs (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm ADSs.

No Option ADSs shall be sold or delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered. The right to purchase the Option ADSs or any portion thereof may be exercised from time to time not more than 30 days subsequent to the date of the Final Prospectus and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

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Each time for the delivery of and payment for the Option ADSs, being herein referred to as an “Option Closing Date”, which may be the First Closing Date (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than seven full business days after written notice of election to purchase Option ADSs is given. The Company will deliver the Option ADSs being purchased on each Option Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price therefor in U.S. dollars federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative. The Option ADSs being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the Hong Kong office Davis Polk & Wardwell or such other place designated by the Representative at a reasonable time in advance of such Option Closing Date.

Section 3.          Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered ADSs for sale to the public as set forth in the Final Prospectus.

Section 4.          Certain Agreements of the Company.

(a)          The Company agrees with the several Underwriters that:

(i)          Unless filed pursuant to Rule 462(b) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered ADSs under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

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(ii)         The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent; and the Company will also advise the Representative promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered ADSs in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)        If, at any time when a prospectus relating to the Offered ADSs is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend any Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(iv)        To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

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(v)         The Company will furnish upon request to the Representative copies of each Registration Statement and the ADS Registration Statement (three of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered ADSs is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative shall request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi)        The Company agrees to make available to the Underwriters, as soon as practicable after the Initial Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many written and electronic copies of the General Disclosure Package (or of the Statutory Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the Effective Time of the Initial Registration Statement) as the Underwriters may request for the purposes contemplated by the Act. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required at any time prior to the expiration of nine months after the time of issue of the Final Prospectus in connection with the offering or sale of Offered ADSs and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is (or but for the exemption in Rule 172 would be) required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Offered ADSs at any time nine months or more after the time of issue of the Final Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Final Prospectus complying with Section 10(a)(3) of the Act.

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(vii)       The Company will arrange for the qualification of the Offered ADSs for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.

(viii)      During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (i) as soon as available a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(ix)         Prior to the First Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(x)          The Company will use its best efforts to comply with Sarbanes-Oxley, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with Sarbanes-Oxley.

(xi)         The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares of the Company.

(xii)        Prior to each Closing Date, the Company will not issue any press release or other communication directly or indirectly and will not hold any press conference with respect to the Company, any of the Subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of the Subsidiaries, or the offering of the ADSs, without the prior consent of the Representative.

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(xiii)       Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered ADSs in connection with this offering; provided, however, that any such license is granted without any fee and may not be assigned or transferred to any person without the Company’s consent other than affiliates of such Underwriter.

(xiv)      The Company agrees not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands.

(xv)       [The Company agrees with the several Underwriters that the Company will pay all expenses, costs, fees and taxes in connection with (1) the performance of the obligations of the Company under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered ADSs and the Offered Shares represented thereby for sale under the laws of such jurisdictions as the Representative designates, (2) the costs and expenses of distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto and including wrappers) to the Underwriters and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (3) the costs and expenses related to the review by the FINRA of the Offered ADSs (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), (4) the costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered ADSs including travel and out-of-pocket expenses of the Company and the Underwriters, (5) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (6) the fees and disbursements of counsel to the Underwriters and (7) the performance of the Company’s other obligations hereunder.]

(xvi)      The Company will use its best efforts to list the Offered ADSs and to maintain such listing on the NYSE.

(xvii)     The Company will use the net proceeds received by the Company from the sale of the Offered ADSs in the manner specified in the Prospectus and the General Disclosure Package under the caption “Use of Proceeds” and, in this respect, will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

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(xviii)    None of the Entity will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is the subject of Sanctions.

(xix)       The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner (i) as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act, or (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(xx)        The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered ADSs.

(xxi)       The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue, delivery and sale of the Offered ADSs to the Underwriters and on the execution and delivery of this Agreement or the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

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(xxii)      For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or ADSs representing the Shares, or any securities convertible into or exchangeable or exercisable for any of its Shares, including ADSs representing the Shares (“Lock-Up Securities”): (i) offer, sell (including in a short sale), issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase or sell Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except (A) issuances of Lock-Up Securities pursuant to this Agreement, (B) grants of employee stock options, restricted shares or other equity incentives pursuant to the terms of 2009 Share Incentive Plan or issuances of Lock-Up Securities pursuant to the exercise of such options or (C) issuance of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options, in each case outstanding on the date hereof. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(xxiii)     The Company will not facilitate any shareholder’s conversion of Shares to ADSs during the Lock-Up Period (including any automatic extension thereof as contemplated in Section 4(a)(xxii) and not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the consent of the Representative.

(xxiv)    During the Lock-Up Period (including any automatic extension thereof as contemplated in Section 4(a)(xxii), the Company will cause each Company option holder that has not entered into a Lock-Up Agreement as contemplated by Section 6(m) to be subject to and comply with the restrictions set forth in the Lock-Up Agreements including (x) providing each such option holder notice of such restrictions immediately upon closing of the offering and (y) including a legend with respect to such restrictions on the certificates evidencing the Shares to be issued to any such option holder upon exercise of the options during the Lock-Up Period; and the Company will provide the Representative and each option holder with prior notice of any announcement that gives rise to an automatic extension of the Lock-Up Period (as contemplated in Section 4(a)(xxii)).

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(xxv)     The Company will comply with the terms of the Deposit Agreement so that the ADSs will be duly delivered to the Underwriters, pursuant to this Agreement at the applicable Closing Date.

(xxvi)    The Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries prepared in conformity with US GAAP and certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Initial Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and the Subsidiaries for such quarter in reasonable detail.

Section 5.          Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including making timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the General Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

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Section 6.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm ADSs on the First Closing Date and the Option ADSs to be purchased on each Option Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)          The Representative shall have received letters, dated, respectively, the date hereof and at each Closing Date, of Deloitte Touche Tohmatsu CPA Ltd., confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on any Closing Date shall use a “cut-off date” no earlier than three business days prior to the date the letter is dated.

(b)          If the Effective Time of the Additional Registration Statement, if any, is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. The ADS Registration Statement shall have been declared effective not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall have been contemplated by the Commission.

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(c)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects or of the Company and the Subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered ADSs; (ii) any loss or interference with the Company’s or any Subsidiary’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or any change in the share capital or short-term debt or long term debt of the Company or any of the Subsidiaries, the effect of which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered ADSs; (iii) a change in U.S., the PRC, the Cayman Islands or international financial, political or economic conditions or currency exchange rates, exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered ADSs, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. federal, New York, PRC or the Cayman Islands authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or the Cayman Islands; (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the Cayman Islands or the PRC, any declaration of war by the U.S. Congress, the PRC or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered ADSs or to enforce contracts for the sale of the Offered ADSs.

(d)          The Representative shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, substantially in the form set forth in Annex C hereto.

(e)          The Representative shall have received an opinion, dated such Closing Date, of Jun He Law Offices, PRC counsel for the Company, substantially in the form set forth in Annex D hereto.

(f)          The Representative shall have received an opinion dated such Closing Date, of Travers Thorp Alberga, Cayman Islands counsel for the Company, substantially in the form set forth in Annex E hereto.

(g)          The Representative shall have received an opinion, dated such Closing Date, from Ziegler, Ziegler & Associates LLP, counsel for the Depositary, substantially in the form set forth in Annex F hereto.

(h)          The Representative shall have received from Davis Polk & Wardwell, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, addressed to the Underwriters, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Davis Polk & Wardwell may rely as to the incorporation of the Company and all other matters governed by Cayman Islands laws upon the opinion of Travers Thorp Alberga and as to all matters governed by the laws of the PRC upon the opinions of King & Wood Mallesons referred to below.

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(i)          The Representative shall have received from King & Wood Mallesons, PRC counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j)          The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Shares represented by the ADSs against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(k)          The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(l)          The Representative shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission, the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of any applicable filing fees; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries taken as a whole, except as set forth in such certificate.

(m)          On or prior to the date hereof, the Representative shall have received Lock-Up Agreements, substantially in the form of Annex B-I hereto, from each of the persons or entities named in Annex B-II hereto.

(n)          The ADSs shall have been listed and admitted and authorized for trading on the NYSE.

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(o)          On or prior to the First Closing Date, the Offered ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(p)          There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliant, unlawful or illegal, under PRC laws, rules and regulations or otherwise, the issuance and sales of the Offered ADSs, the listing and trading of the Offered ADSs on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement.

(q)          No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representative objects in writing.

(r)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive, on behalf of the Underwriters, compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Option Closing Date or otherwise.

Section 7.          Indemnification and Contribution.

(a)          The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or the ADS Registration Statement, at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

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(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of the name and address of such Underwriter in the first paragraph under the caption “Underwriting,” the underwriting discounts and commissions amounts appearing in the table below the seventh paragraph under the caption “Underwriting” and the information in the tenth paragraph under the caption “Underwriting.”

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(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subsection (a) or Error! Reference source not found. above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to subsection (a) above, and by the Company, in the case of parties indemnified pursuant to subsection (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d)          If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered ADSs (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportions to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

Section 8.          Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Offered ADSs hereunder on any Closing Date and the aggregate number of Offered ADSs that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered ADSs that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered ADSs that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered ADSs with respect to which such default or defaults occur exceeds 10% of the total number of Offered ADSs that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered ADSs by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non- defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to the Option ADSs after the First Closing Date, this Agreement will not terminate as to the Firm ADSs or any Option ADSs purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

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Section 9.          Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered ADSs. If the purchase of the Offered ADSs by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered ADSs, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered ADSs have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect.

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Section 10.         Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to: Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, United States of America Attention: Legal & Compliance Department – Investment Banking Division; if sent to the Company, will be mailed or delivered and confirmed to it at Daqo New Energy Corp., 666 Longdu Avenue, Wanzhou, Chongqing 404000, People’s Republic of China, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

Section 11.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of the Offered ADSs from any Underwriter shall be deemed as a successor or assign merely because of such purchase.

Section 12.         Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

Section 13.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 14.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          The Representative has been retained solely to act as an underwriter in connection with the sale of the Offered ADSs and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b)          The price of the Offered ADSs set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

40

(d)          The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

Section 15.         Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in the City of New York, and irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

41

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

42

Very truly yours,

DAQO NEW ENERGY CORP.

By:
Name:
Title:

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Acting on behalf of itself and as the
Representative of the several Underwriters
named in Schedule A hereto.

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE A

Underwriter	Number of Firm ADS to be Purchased	Number of Option ADS to be Purchased
Credit Suisse Securities (USA) LLC	[●]	[●]
[●]	[●]	[●]
Total	2,000,000	300,000

SCHEDULE A-1

SCHEDULE B

General Use Issuer Free Writing Prospectus

1.         [Free Writing Prospectus, dated [●], 2014, filed by the Company with Commission under Rule 433]

2.         Other Information Included in the General Disclosure Package

SCHEDULE B-1

SCHEDULE C

Limited Use Issuer Free Writing Prospectus

1.         The electronic roadshow recording relating to the Offered ADSs posted on the website www.netroadshow.com.

SCHEDULE C-1

ANNEX A

Subsidiary	Place of Incorporation
Chongqing Daqo New Energy Co., Ltd.	People’s Republic of China
Xinjiang Daqo New Energy Co., Ltd.	People’s Republic of China

ANNEX A-1

ANNEX B-I

Form of Lock-Up Agreement

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States of America

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC (“Credit Suisse”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with Daqo New Energy Corp., an exempted company incorporated in the Cayman Islands (the “Company”), providing for the underwritten purchase and sale (the “Offering”) of 2,000,000 American depositary shares (“ADSs”), each representing 25 ordinary shares, par value US$0.0001 per share, of the Company (“Ordinary Shares”). The underwritten ADSs and the underlying Ordinary Shares are hereinafter referred to as the “Offered Securities.”

As an inducement to Credit Suisse to enter into the Underwriting Agreement, the undersigned hereby agrees that, beginning on the date of this letter (the “Letter Agreement”) and continuing for 90 days after the date of the prospectus used to sell the Offered Securities (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act or otherwise dispose of any ADSs or Ordinary Shares, or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, or any options or warrants to purchase any ADSs or Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), without, in each case, the prior written consent of Credit Suisse. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which could reasonably be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, he, she or it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Offered Securities or any security convertible into or exercisable or exchangeable for the Offered Securities. The foregoing restrictions shall not apply to (or otherwise limit or restrict) (1) the exercise of options to purchase ADSs or Ordinary Shares, including options issued pursuant to the Company’s equity compensation plans described in its Annual Report on Form 20-F for the year ended December 31, 2013, provided that such ADSs or Ordinary Shares shall remain subject to the terms of this Letter Agreement; (2) the receipt from the Company of ADSs or Ordinary Shares in connection with the vesting of restricted stock units or the disposition of ADSs or Ordinary Shares to the Company or third parties in connection with the payment of taxes due in connection with any such vesting; (3) the transfer of ADSs or Ordinary Shares to the Company upon the exercise of options to cover tax withholding obligations in connection with such exercise; (4) any ADSs or Ordinary Shares beneficially owned or acquired hereafter by Granite Global Ventures III L.P., GGV III Entrepreneurs Fund L.P. or Venture Star Investment (HK) Limited, provided that any such ADSs or Ordinary Shares acquired hereafter were not acquired from the undersigned; or (5) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares; provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Ordinary Shares may be made under such plan during the Lock-Up Period.

ANNEX B-1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to partners or immediate family members of the undersigned provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) in distributions to limited partners or stockholders of the undersigned, provided that such distributee or distributees agree to be bound in writing by the restrictions set forth herein or (v) with the prior written consent of Credit Suisse; provided, however, that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Initial Purchaser waives, in writing, such extension.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the Undersigned’s Shares if such transfer would constitute a violation or breach of this Letter Agreement.

This Letter Agreement shall be binding on the undersigned and the successors, heirs and assigns of the undersigned, and shall expire upon the expiration of the Lock-Up Period.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

ANNEX B-2

Very truly yours,

Guangfu Xu	Xiang Xu

Dafeng Shi	Fumin Zhuo

Gongda Yao	Rongling Chen

Minsong Liang	Shuming Zhao

Arthur Wong	Tracy Tianqun Zhou

Guoping Zhu	Bing Sun

Gold Intellect Limited	Plenty China Limited

By:	By:
Title:	Title:

Lucky Prosper Investments Limited

By:
Title:

ANNEX B-3

ANNEX B-II

Guangfu Xu

Xiang Xu

Dafeng Shi

Fumin Zhuo

Gongda Yao

Rongling Chen

Minsong Liang

Shuming Zhao

Arthur Wong

Tracy Tianqun Zhou

Guoping Zhu

Bing Sun

Gold Intellect Limited

Plenty China Limited

Lucky Prosper Investments Limited

ANNEX B-4

ANNEX C

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
U.S. Counsel to the Company

[Separately provided]

ANNEX C-1

ANNEX D

Form of Opinion of Jun He Law Offices,
PRC Counsel to the Company

[Separately provided]

ANNEX D-1

ANNEX E

Form of Opinion of Travers Thorp Alberga,
Cayman Islands Counsel to the Company

[Separately provided]

ANNEX E-1

ANNEX F

Form of Opinion of Ziegler, Ziegler & Associates LLP
Counsel to the Depositary

[Separately provided]

ANNEX F-1